Innodata Reports Fourth Quarter and Fiscal Year 2013 Results

NEW YORK – February 19, 2014 – INNODATA INC. (NASDAQ: INOD) today reported results for the fourth quarter and the 12 months ended December 31, 2013.

•	Total revenue was $15.4 million in the fourth quarter of 2013, a 2% sequential decline from $15.7 million in the third quarter of 2013 and a 19% decline from $19.0 million in the fourth quarter of 2012.

•	Net earnings for the fourth quarter of 2013 were $0.9 million, or $0.03 per diluted share, compared to a net loss of $11.7 million, or $(0.47) per diluted share, in the third quarter of 2013. Included in the results for the third quarter of 2013 are an impairment charge of $5.5 million in respect of the Company’s IADS segment and a $7.1 million valuation allowance on the Company’s U.S. deferred tax assets. Net earnings in the fourth quarter of 2012 were $0.7 million, or $0.03 per diluted share.

•	Total revenue for the 12 months ended December 31, 2013 was $64.2 million, a 26% decline from $86.6 million in 2012. Net loss for the 12 months ended December 31, 2013 was $10.6 million, or $(0.43) per diluted share, compared to $7.5 million of net earnings, or $0.28 per diluted share, in 2012. Included in the results for 2013 are an impairment charge of $5.5 million in respect of the Company’s IADS segment and a $7.1 million valuation allowance on the Company’s U.S. deferred tax assets. Excluding these one-time, non-cash charges, the Company would have had 2013 net earnings of $1.0 million, or $0.04 per diluted share.

•	Cash, cash equivalents and investments decreased to $24.8 million at December 31, 2013 from $26.2 million at September 30, 2013. As of December 31, 2013, the Company had no debt, and stockholders’ equity was $40.0 million.

Jack Abuhoff, Chairman and CEO, said, “Our revenues in 2013 declined as a result of decreasing Content Services volumes on projects of a large customer. Content Services revenue for the year was $63.1 million and operating earnings were $4.4 million. These earnings contributed to our continuing investment in our gestational Synodex subsidiary which has not yet achieved significant revenue. Synodex development, marketing and sales efforts continue apace and were most recently bolstered by a major reinsurer that publicly announced its interest in a strategic relationship with us. We anticipate that our Synodex efforts will enable us to derive revenue that is durable and recurring.

“We are forecasting that revenue in the first quarter of 2014 will be in the range of $13.5 to $15.5 million.”

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question and answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-359-3627 (Domestic)

1-719-325-2428 (International)

1-888-203-1112 (Domestic Replay)

1-719-457-0820 (International Replay)

Pass code on both: 7015159

Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

Innodata (NASDAQ: INOD) is a leading provider of business process, technology and consulting services, as well as products and solutions, that help our valued clients create, manage, use and distribute digital information. Propelled by a culture of quality, service and innovation, we have developed a client base that includes many of the world’s preeminent media, publishing and information services companies, as well as leading enterprises in information-intensive industries such as aerospace, defense, financial services, government, healthcare, high technology, insurance, intelligence, manufacturing and law.

Recent honors include EContent Magazine’s EContent 100, KMWorld Magazine’s 100 Companies That Matter in Knowledge Management, the International Association of Outsourcing Professionals’ (IAOP) Global Outsourcing Top 100, D&B India’s Leading ITeS and BPO Companies and the Black Book of Outsourcing’s Top List of Leading Outsourcing Providers to the Printing and Publishing Business.

Headquartered in the New York metro area, Innodata has offices and operations in the United States, the United Kingdom, Israel, India, Sri Lanka, and the Philippines.

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “should,” "anticipate," "indicate," "point to," “forecast,” “likely”, “optimistic” and other similar expressions generally identify forward-looking statements, which speak only as of their dates.

These forward-looking statements are based largely on our current expectations, and are subject to a number of risks and uncertainties, including without limitation, that our Innodata Advanced Data Solutions segment is subject to the risks and uncertainties of early-stage companies; the primarily at-will nature of the Company’s contracts with its Content Services segment customers and the ability of the customers to reduce, delay or cancel projects; continuing Content Services segment revenue concentration in a limited number of customers; continuing Content Services segment reliance on project-based work; inability to replace projects that are completed, cancelled or reduced; depressed market conditions; changes in external market factors; the ability and willingness of our customers and prospective customers to execute business plans which give rise to requirements for digital content and professional services in knowledge processing; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies that we acquire; changes in our business or growth strategy; the emergence of new or growing competitors; various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our filings with the Securities and Exchange Commission. Actual results may differ significantly.

Actual results could differ materially from the results referred to in the forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements contained in this release will occur.

Company Contact

Raj Jain

Vice President

Innodata Inc.

rjain@innodata.com

(201) 371-8024

or

Media Contact

Stanley or Andrew Berger

SM Berger & Company

(216) 464-6400

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012

Revenues	$15,440	$18,978	$64,249	$86,591

Operating costs and expenses:
Direct operating expenses	10,944	13,115	49,127	57,382
Selling and administrative expenses	4,323	5,370	17,295	22,189
Impairment charge	-	505	5,524	505
Interest income, net	1	(112)	(313)	(324)
Total	15,268	18,878	71,633	79,752
Income (loss) before provision for income taxes	172	100	(7,384)	6,839
Provision for (benefit from) income taxes	(358)	(259)	5,451	(1,150)
Net income (loss)	530	359	(12,835)	5,689
Loss attributable to non-controlling interests	334	305	2,203	1,784
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$864	$664	$(10,632)	$7,473
Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic	$0.03	$0.03	$(0.43)	$0.30
Diluted	$0.03	$0.03	$(0.43)	$0.28
Weighted average shares outstanding:
Basic	25,053	24,883	24,997	24,895
Diluted	25,053	25,701	24,997	26,232

Net income (loss) attributable to Innodata Inc. and Subsidiaries	$864	$664	$(10,632)	$7,473
Pension liability adjustment, net of taxes	(127)	(164)	(73)	(138)
Change in fair value of derivatives	1,149	(85)	(656)	1,202
Comprehensive income (loss) attributable to
Innodata Inc. and Subsidiaries	$1,886	$415	$(11,361)	$8,537

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$24,752	$25,425
Short term investments - other	-	3,091
Accounts receivable, net	11,876	14,317
Prepaid expenses and other current assets	1,907	2,561
Deferred income taxes	45	1,104
Total current assets	38,580	46,498
Property and equipment, net	6,083	10,656
Other assets	3,323	3,504
Deferred income taxes	1,336	4,848
Goodwill	675	675
Total assets	$49,997	$66,181

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,678	$4,100
Accrued salaries, wages and related benefits	4,647	6,584
Income and other taxes	1,003	2,155
Current portion of long term obligations	351	818
Deferred income taxes	57	57
Total current liabilities	9,736	13,714
Deferred income taxes	190	182
Long term obligations	3,747	3,374
Non-controlling interests	(3,649)	(1,598)
STOCKHOLDERS' EQUITY	39,973	50,509
Total liabilities and stockholders’ equity	$49,997	$66,181